 EXHIBIT 99.3

TPT Global Tech’s [OTCQB:TPTW] Subsidiary TPT MedTech Set To Open First “QuikLab” Portable Lab and Start Covid 19 and Point of Care Testing on the Caribbean Island of Grenada

Company Launches “QuikLAB” Covid Testing and “QuikPASS” Check and Verify Passport Platform in Grenada, Further Expanding its Caribbean Operations

SAN DIEGO, CA / ACCESSWIRE / December 20, 2021 / TPT Global Tech, Inc. (“TPTW or the Company”) (OTCQB:TPTW) announced today that its subsidiary, TPT MedTech, www.tptmedtech.com, is set to open its first “QuikLab” portable Laboratory and start Covid 19 and Point of Care (POC) testing on the island of Grenada. The operations will introduce its “QuikLAB” and “QuikPASS” Check and Verify Passport technology platform to tourists, local citizens, and government agencies. The first Mobile “Quiklab” testing lab has been deployed on the Island and is scheduled to open for testing starting Jan 5, 2022.

Local citizens, as well as Tourists in the country who are tested at an authorized “QuikLAB” facility, will download the “QuikLAB” App, get tested, and be able to present their results electronically. Once cleared to travel, tourists can easily display on their smart device, the HIPPA compliant testing records to verify that they have been tested within the required timeframe making them free to travel home. The company has already successfully launched its QuikLAB and QuikPass technology platform in Jamaica where international travelers at both international airports in Montego Bay and Kingston are using the QuikPASS verification platform to travel home to their respective countries.

Travelers from Grenada to the US, Canada, the UK, and other countries may utilize “QuikPASS” or other COVID passport apps available or get tested at any approved facility and show their negative COVID-19 laboratory test results at the airport in the form of written documentation (electronic or printed) for clearance to travel. The CDC and other foreign authorities have mandated that all international travelers must be tested before arrival into the United States or other countries of destination.

TPT MedTech will charge QuikLAB customers $85 for an antigen test and $120 for a PCR test in Grenada. Pre-Covid, Grenada saw 4 million tourists enter and depart the country annually.

“Our team on the ground in Grenada have done a great job getting the first “Quiklab” up and running,” said Stephen Thomas, CEO of TPT Global Tech. “What also excites us now is our ability to offer other lab panel testing in our “Quiklabs” Internationally and Domestically such as Diabetes, Glucose, CBC and Chemistry Panels the results all being delivered to patients over our “QuikPass” Check and verify platform in hours instead of days and also give the physician Telemedicine capabilities.”

About TPT Global Tech
TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT’s cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today’s global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories, and Global Roaming Cell phones.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as “believes,” “looking ahead,” “anticipates,” “estimates” and other terms with similar meaning. Specifically, statements about the Company’s plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

PR-Shep Doniger
sdoniger@bdcginc.com
561-637-5750

IR-Frank Benedetto
619-915-9422

SOURCE: TPT Global Tech, Inc.